Exhibit 8.2

Law Offices
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12th Floor
734 15th Street, N.W.
Washington, D.C.  20005

Telephone (202) 347-0300
Facsimile (202) 347-2172
WWW.EMTH.COM

November 5, 2007

KNBT Bancorp, Inc.
90 Highland Ave.
Bethlehem, Pennsylvania 18017

Re: Acquisition of KNBT Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to KNBT Bancorp, Inc., a Pennsylvania corporation (“KNBT”), in connection with the proposed merger (the “Merger”) of KNBT with and into National Penn Bancshares, Inc., a Pennsylvania corporation (“NPB”), pursuant to the Agreement and Plan of Merger, dated as of September 6, 2007, between KNBT and NPB (the “Merger Agreement”).  At your request, we are rendering our opinion on the federal income tax consequences of the Merger.

For purposes of the opinion set forth below, we have relied, with the consent of both KNBT and NPB, upon the accuracy and completeness of the statements and representations of a factual nature (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of KNBT and NPB dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the effective time of the Merger. We also have relied upon the completeness and accuracy of the registration statement on Form S-4 filed by NPB with the Securities and Exchange Commission (the “SEC”) in connection with the Merger (the “Registration Statement”) and the Prospectus/Joint Proxy Statement of KNBT and NPB included therein (the “Prospectus/Proxy Statement”).  We also have assumed that (i) the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and (ii) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement.

We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

KNBT Bancorp, Inc.
November 5, 2007

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative interpretations and judicial precedents as of the date hereof.  If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that (1) the discussion contained in the Registration Statement under the caption “The Merger - Material United States Federal Income Tax Considerations” constitutes in all material respects a fair and accurate summary of the United States federal income tax consequences resulting from the Merger, and (2) the Merger will constitute a “reorganization” under Section 368(a) of the Code, subject to the qualifications and conditions set forth in the Registration Statement.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.  We are members of the Bar of the District of Columbia, and we do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the headings “The Merger − Material United States Federal Income Tax Considerations” and “Legal Matters” in the Prospectus/Proxy Statement constituting a part thereof.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulation of the SEC.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:      /s/ Philip R. Bevan, a Partner
       Philip R. Bevan, a Partner